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AIG Life Insurance Company                EXHIBIT (e)(2)
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P.O. Box 667 Wilmington, DE 19899-0667

                            Executive Advantage(SM)
     PLEASE PRINT ALL ANSWERS Supplemental Application For Life Insurance

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1. Proposed Last Name First Name Middle Initial 2. Date of Birth 3. Social Security Number
   Insured
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4. Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)

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
Guaranteed Account                                   __%
AllianceBernstein Variable Products Series Fund Inc.     Goldman Sachs Variable Insurance Trust
Americas Government Income Portfolio - Class A       __% Strategic International Equity Fund            __%
Growth Portfolio - Class A                           __% Structured U.S. Equity Fund                    __%
Growth & Income Portfolio - Class A                  __%
Large Cap Growth Portfolio - Class A                 __%
Small Cap Growth Portfolio - Class A                 __% J.P. Morgan Series Trust II
                                                         Small Company Portfolio                        __%
American Century Variable Portfolios, Inc.
VP Income & Growth Fund                              __%
VP International Fund                                __% Neuberger Berman Advisers Management Trust
                                                         AMT Partners Portfolio                         __%
BlackRock Variable Series Funds, Inc.
BlackRock Basic Value V.I. Fund - Class I            __% PIMCO Variable Insurance Trust                 __%
BlackRock Fundamental Growth V.I. Fund - Class I     __% High Yield Portfolio - Admin. Class            __%
BlackRock Government Income V.I. Fund - Class I      __% Long-Term U.S. Gov't Portfolio - Admin. Class  __%
BlackRock Value Opportunities V.I. Fund - Class I    __% Real Return Portfolio - Admin. Class           __%
                                                         Short-Term Portfolio - Admin. Class            __%
Credit Suisse Trust                                      Total Return Portfolio - Admin. Class          __%
Emerging Markets Portfolio                           __%
Global Small Cap Portfolio                           __% The Universal Institutional Funds, Inc.
International Focus Portfolio                        __% Emerging Markets Equity Portfolio - Class I    __%
Large Cap Value Portfolio                            __% Core Plus Fixed Income Portfolio - Class I     __%
Mid-Cap Core Portfolio                               __% High Yield Portfolio - Class I                 __%
Small Cap Core I Portfolio                           __% Mid Cap Growth Portfolio - Class I             __%
                                                         U.S. Mid Cap Value Portfolio - Class I         __%
Fidelity Variable Insurance Products
VIP Balanced Portfolio--Initial Class                __% VALIC Company I
VIP Contrafund Portfolio--Initial Class              __% International Equities Fund                    __%
VIP Index 500 Portfolio--Initial Class               __% Mid Cap Index Fund                             __%
                                                         Small Cap Index Fund                           __%

Franklin Templeton Variable Insurance Products           Vanguard Variable Insurance Fund              --
Money Market Fund - Class 1                          __% Total Bond Market Index Portfolio              __%
Developing Markets Securities Fund - Class 2         __% Total Stock Market Index Portfolio             __%
Foreign Securities Fund - Class 2                    __%
Growth Securities Fund - Class 2                     __%
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5.  Dollar Cost Averaging (Minimum of $2,000 must be     YES  NO
    allocated to the Franklin Money Market Fund.
    If elected you must complete the Dollar Cost         [_]  [_]
    Averaging Plan Request Form.)
6.  (a) Did the Owner receive current prospectuses?      [_]  [_]
    (b) Does the Owner understand that:
       The death benefit may increase or decrease        [_]  [_]
       depending on investment performance?
       The cash value may increase or decrease           [_]  [_]
       depending on investment performance?
       The Certificate will lapse if the cash            [_]  [_]
       surrender value becomes insufficient to cover
       the total monthly deductions?
    (c) Does the Owner believe that this Certificate     [_]  [_]
    will meet insurance needs and financial
    objectives?
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7. Suitability What is the Owner's:  Approximate net worth  -------------------------

                                     Income earned         -------------------------

                                     Income unearned       -------------------------

                                     Number of dependents  -------------------------

                                     Marginal tax bracket  -------------------------
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Investment Objective(s) (check all that apply): Growth __ Growth and Income __
Income __ Capital Appreciation __ Speculation __

I, the Owner, represent that the statements and answers in this supplemental application are written as made by me and are complete and true to the best of my knowledge and belief.
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Signed on ________________, 20__
                                              Signature of Owner
at ________________, State of __________

________________________________________      _______________________________________________
Signature of Soliciting Agent                 Signature of Proposed Insured if not Owner
                                              (Parent if Proposed Insured is Age 15 or less)
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